UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 28, 2005

                                   IPEX, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                    000-50774                  41-2052984
(State or Other Jurisdiction     (Commission File            (I.R.S. Employer
       of Incorporation)              Number)             Identification Number)

             9255 Towne Center Drive, Suite 235, San Diego, CA 92121
               (Address of principal executive offices) (zip code)

                                 (858) 720-8000
              (Registrant's telephone number, including area code)

             12520 High Bluff Drive, Suite 260, San Diego, CA 92130
                 (Former address, if changed since last report)

                                   Copies to:
                               Marc J. Ross, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

      On March 28, 2005, AICI, Inc., a wholly owned subsidiary of IPEX, Inc. (the "Company"), loaned to Joseph L. Putegnat III the sum of $400,000. Mr. Putegnat is a shareholder of the Company, Vice President, Carrier Sales of AICI, Inc. and the former owner of Jupiter Telecom, Inc. a predecessor in interest to the Company's current business. The loan was evidenced by a Loan Agreement, Promissory Note (the "Note") and Pledge and Security Agreement, attached as Exhibits to this form.

      The Note bears interest at the rate of 5.5% per annum. Principal and interest on the Note must be repaid by March 28, 2006 (the "Maturity Date"). However, Mr. Putegnat may extend payment of principal and interest on the Note an additional three months provided that he is not in default of the loan documents and he pays an extension fee in the amount of $5,000 cash prior to the Maturity Date. Mr. Putegnat must pay a late charge equal to 10% of the amount due if payment is not received by AICI, Inc. on or before the Maturity Date, or in the event of an extension, on the extended due date three months after the Maturity Date.

      The performance by Mr. Putegnat of his obligations under the Note and the loan agreement are secured by a deed of trust on the real property located at 10863 Stone Haven Way, San Diego, California 92130, and a pledge of 120,000 shares of the Company's common stock owned by Mr. Putegnat.

      In the event of default under the Note, the entire unpaid principal balance and interest will become immediately due and payable. The following will constitute and event of default: (1) if Mr. Putegnat defaults in any payment of principal or interest under the Note or in the payment of any interest under the Note, Deed of Trust or Pledge and Security Agreement when due; (2) the occurrence of any default as defined in the Deed of Trust or the Pledge and Security Agreement or a material breach thereunder, or any default under any agreement or instrument which evidences a debt owed by Mr. Putegnat to AICI, Inc.; or (3) the filing of a petition in bankruptcy by or against Mr. Putegnat, the appointment of a receiver or trustee of substantially all of the property of Mr. Putegnat or the making by Mr. Putegnat of an assignment for the benefit of creditors, provided however that Mr. Putegnat shall have 60 days to cure any involuntary proceedings commenced against him.

Item 1.02 Termination of Material Definitive Agreement.

      The above loan to Mr. Putegnat was assumed by DJB Holdings, Inc., a Nevada Corporation, and on May 16, 2005 the sum of $400,000 was paid to the Company. Daren Barone is a principal of DJB Holdings, Inc. and is a minority shareholder of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      The Audit Committee of the Board of Directors is investigating the above transactions to determine whether the loan to Mr. Putegnat constituted a "direct or indirect loan to a director or executive officer (or equivalent thereof)." Currently, the Board of Directors, under the advice of independent counsel, is investigating the facts surrounding the making and assignment of the loan, as well as other transactions involving Wolfgang Grabher, the Chief Executive Officer and President of the Company, and will report its findings when the investigation is complete. During the pendency of the investigation, effective May 21, 2005 Mr. Grabher has been put on temporary leave of absence. During the pendency of the investigation, Russell Ingledew, the Chief Financial Officer of the Company will serve as the Acting President.


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

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

Exhibit Number                            Description
--------------    --------------------------------------------------------------
10.1              Loan  Agreement  Dated March 28, 2005 by and between Joseph L.
                  Putegnat III and AICI, Inc.

10.2 Promissory Note signed by Joseph L. Putegnat III in favor of AICI, Inc. dated March 28, 2005

10.3 Pledge and Security Agreement dated March 28, 2005 between Joseph L. Putegnat III, AICI, Inc. and Richard A. Weintraub PC

10.4 Assignment of Loan Agreement dated March 28, 2005 in favor of DJB Holdings, Inc.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            IPEX, Inc.


Dated: May 24, 2005                         By: /s/ Russell Ingledew
                                                --------------------------------
                                            Name:   Russell Ingledew
                                            Title:  Acting President and Chief
                                                    Financial Officer


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